EXHIBIT 10.28.1

                   FIRST AMENDMENT TO THE BOWATER INCORPORATED
                           BENEFITS EQUALIZATION PLAN


         The Bowater Incorporated Benefits Equalization Plan is hereby amended, effective January 1, 1996, by adding the following to the end of Section 6:

         "Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, an Eligible Employee shall have a non-forfeitable interest in benefits payable under the Plan. The following definitions apply for purposes of this Section 6:

                  (i) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Schedule 13G for reporting of ownership.

                  (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (iii) "Change in Control" of the Company shall be deemed to have occurred if:

                           (A)      any Person is or becomes an Acquiring
                                    Person;

                           (B) less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or

                           (C) the stockholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (iv) "Continuing Director" shall mean any member of the Board who was a member of the Board as of January 1, 1996, and any



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                           successor of a Continuing Director while such
                           successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                   (v) "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

The provisions of this Section 6 related to a Change in Control shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the non-forfeitable interest of an Eligible Employee in benefits payable under the Plan. Nothing in this Section 6 shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including to this Section 6, or any termination of the Plan pursuant to its terms."

     IN WITNESS WHEREOF, Bowater Incorporated has caused this Amendment to be executed by its duly authorized officer on the 29th day of April, 1996.

                                      BOWATER INCORPORATED


                                      By: /s/ Wendy C. Shiba

                                      Its: Secretary & Assistant General Counsel


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